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                                                                   EXHIBIT 10.20



                     NON-RECOURSE SECURED PROMISSORY  NOTE


                                                July 28, 1997
US$1,500,000.00
===============

FOR VALUE RECEIVED, PRI RESEARCH, INC. a Delaware corporation ("Maker"), hereby promises to pay to the order of C.T.P. RESEARCH AND DEVELOPMENT (1995) LTD., an Israeli company or its permitted assignee ("Holder"), the principal sum of ONE MILLION FIVE HUNDRED THOUSAND United States Dollars (US$1,500,000), together with interest accrued at the rate of 7% per annum on the unpaid principal balance hereof from the date hereof. Payments shall be made in lawful money of the United States of America in immediately available funds and shall be made at such place as may be designated in writing from time to time by Holder. Payments of principal and interest shall be made as follows:

  (a) The principal amount hereof shall be paid in eight equal installments of US$187,500. The first installment shall become due and payable on July 5, 1999, with the remaining seven installments being due and payable on each January 5 and July 5 thereafter through and including January 5, 2003 (the "Maturity Date").

  (b) Accrued interest shall become due and payable on January 5, 1998 and shall be due and payable on each July 5 and January 5 through and including the Maturity Date.

  Notwithstanding the foregoing, payments of interest on or any installment of the principal amount of this Note shall be made only on days in which banks in New York City are not permitted by applicable law to be closed ("Business Days"). If any interest on or any installment of the principal amount of this Note becomes due and payable on a day that is not a Business Day, then the relevant payment obligation shall be extended to the next succeeding Business Day and interest shall be payable during such extension.

  This Note may, at the option of Maker, be prepaid, in whole or in part (but only in amounts of at least $100,000), at any time and any such prepayment shall be applied to the installments of principal in reverse order of maturity. Any such prepayment shall be without premium or penalty but shall include the payment of accrued interest on the amount prepaid to and including the date of prepayment.

  This Note is the Note referred to in and is being issued in connection with the purchase by Maker of Holder's limited partnership interest in Clal Pharmaceutical Resources Limited Partnership ("CPR") and shares of Clal Pharmaceutical Resources (1995) Ltd. ("CPRC"). This Maker in fulfillment of its undertaking shall enter into the Mortgage Documents annexed hereto ("Mortgage") and shall cause CPR and CPRC to pledge their assets to the benefit of the Holder in accordance with the terms of the Mortgage.

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  This note shall be non-recourse as against Maker. Holder shall look solely to the collateral subject to the Mortgage as Holder's exclusive remedy in the event of any default in payment or performance hereof. Holder shall not make claim or institute any action or proceeding against Maker in respect hereof, and expressly waives any right to a deficiency judgment in the event of foreclosure or sale of such collateral. Nothing herein shall prevent the Holder from instituting an action to enforce its rights to the collateral subject to the Mortgage.

  The unpaid principal sum of this Note, together with all accrued interest thereon, shall, at the option of Holder, by written demand to Maker, become immediately due and payable, (without presentment for payment, demand, protest and notice of protest or any further notice or demand of any kind, all of which are hereby expressly waived), 15 days after written notice of any of the following events has been given by Holder to Maker, provided however that after said 15 day cure period Maker shall have additional 5 days in which to pay off in full all amounts due under this Note, including all accrued interest and costs, if any of the following events shall occur (15 days written notice shall apply only to Sections (1), (2); 10 days to pay off shall apply to all sections).

     (1) Maker's failure to pay, when due, any installments of principal or interest on this Note.

     (2) The breach by Maker of any term or provision of this Note.

     (3) Any of Maker, CPRC or CPR makes an assignment for the benefit of creditors or admits in writing its or its inability to pay its debts generally as they become due;

     (4) Any of Maker, CPRC or CPR applies to any tribunal for the appointment of a custodian of any substantial part of its assets, or commences any proceedings relating to it under any bankruptcy, insolvency, reorganization or moratorium law or any other law for the relief of debtors of any jurisdiction (any of the foregoing being a "Bankruptcy Proceeding");

     (5) Any application is filed in respect of a Bankruptcy Proceeding, or any Bankruptcy Proceeding is commenced, against any of Maker, CPRC or CPR by one or more persons other than Maker, CPRC or CPR, and Maker, CPRC or CPR, as the case may be, indicates its consent, approval, acquiescence thereto or the Bankruptcy Proceeding is not dismissed within 60 days of its institution;

     (6) A court of competent jurisdiction enters an order, judgment or decree appointing a custodian for the whole or to a substantial portion of the property of Maker, CPRC or CPR, or approving a petition filed against any of them seeking reorganization or arrangement in any Bankruptcy Proceeding, and such order, judgment or decree shall not be vacated or set aside or stayed within 90 days from the date of entry thereof;

     (7) Any of Maker, CPRC or CPR shall wind up its affairs, dissolve or liquidate, or take corporate or partnership action to effect any of the foregoing;

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     (8) Any of Maker, CPRC or CPR shall enter into or be a party to any merger, consolidation or reorganization with any other entity which may impair in any respect the rights of Holder under this Note, provided that Maker, CPRC or CPR may enter into any merger, consolidation or reorganization with any subsidiary or affiliate of Pharmaceutical Resources, Inc. which does not impair the rights of the Holder under this Note and its rights to Collateral under the Mortgage.

     (9) If one or more judgments, decrees or orders is entered against Maker, CPRC or CPR which, together with judgments, decrees or orders against any one or more of them, total US$50,000 or more, which judgments or decrees are not vacated, discharged, stayed or bonded pending appeal within 45 days from the later of date of entry or the date upon which Maker receives notice of same.

     (10) If Maker, directly or indirectly, declares, makes or agrees to make (or sets apart any assets for) any distribution, dividend or other payment of any kind to any of its stockholders, affiliates, officers or directors of Maker including, without limitation, any distribution or application of Maker's assets through the purchase, redemption or retirement of any loans or advances, principal or interest payments, other than loan and interest payment as hereinafter permitted, or unreasonable management consulting or like fees or compensation.

     (11) If any preliminary attachment, lien or additional security interest which is superior as a matter of law to the security for this Note is placed upon any of the property which is security for this Note and not set aside within the earlier of (i) a period of 60 days or (ii) the date on which a judgment is entered.

     (11) If, at any time or from time to time, title to or any interest in the whole or any part of the property which is security for this Note is acquired by any person, partnership, corporation, trust, joint venture or other entity other than the Maker ("Other Entity") unless said Other Entity assumes the terms of this Note, provided that this shall not prohibit the Sale of assets which do not constitute a material portion of such entity's assets, in the ordinary course of such entity's business and for fair consideration;

     (12) If any loss, theft, damage or destruction of any material part of the property which is security for this Note, as set forth in the Mortgage, occurs which is not covered by insurance;

     (13) If CPR or CPRC fail to make any rent or other undisputed payments to its landlord under the lease agreements when due against Maker, CPR or CPRC and if in dispute upon conversion to an unstayed judgment.

     (14) If CPR or CPRC fail to make any material Israeli tax payments (withholding tax, social security tax, VAT or any other tax) when due or as otherwise advised by its outside auditors.

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     (15) If CPR or CPRC extends the lease agreements with its Landlord at a time it is in breach of this Note and the Holder has commenced an action for its enforcement.

  Upon default under this Note, Holder may exercise any and all rights and remedies available under the lien documents to which this Note is attached.

  Time is of the essence with respect to each of Maker's obligations and agreements evidenced by this Note. If Maker fails to make any payment of principal or interest as and when due under this Note, then the entire outstanding principal balance shall accrue interest from the date of such default until the date of payment at 9% per annum.

  The nonexercise or delay in exercise by Holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

  Maker shall satisfy and perform each of the following agreements and covenants for so long as any amounts of principal or interest due under this Note remain outstanding:

     (a) Furnish to Holder within 45 days after the end of each fiscal quarter of CPR (other than the fourth fiscal quarter), commencing with the quarter ending June 30, 1997, financial statements of CPR ("Interim Statements"), prepared by CPR in a form substantially the same as that of the previous quarter and thereafter United States Dollar denominated Financial Statements consisting of statements of income and balance sheets of CPR, from the beginning of the then current fiscal year and from the beginning of such quarter to the end of such period, and balance sheets of CPR as of the end of such quarter, certified by the President or Chief Financial Officer of Maker to be true and correct, and accompanied by a certificate of said officer in such form as Holder may reasonably require stating whether any event has occurred which constitutes an event of default or which, with the giving of notice or the lapse of time, or both, would constitute such an event of default and, if so, stating the facts with respect thereto.

     (b) Furnish to Holder within 90 days after the close of CPR's fiscal year, commencing with the year ending December 31, 1997, United States Dollar-denominated audited (reflecting CPR's business) financial statements of CPR ("Annual Statements") prepared by CPR, consisting of a balance sheet of CPR as of the end of such fiscal year and statements of income, retained earnings, paid-in capital and surplus and changes in financial position of CPR for such fiscal year, certified by the President or Chief Financial Officer of Maker to be true and correct, and accompanied by a certificate stating whether any event has occurred which constitutes an event of default or which, with the giving of notice or the lapse of time, or both, would constitute such an event of default and, if so, stating the facts with respect thereto.

     (c) Furnish to Holder such other information as Holder may reasonably request regarding the non-confidential business, or the assets, financial condition or income of Maker, CPRC and/or CPR;

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     (d) Permit Holder and any of its representatives or agents, upon reasonable notice and during normal business hours, to examine the books, records and tangible assets of Maker, CPRC and/ CPR, to make copies and notes therefrom, and to speak with the officers and management of each of them for the purposes of ascertaining compliance with the terms hereof or obtaining enforcement;

     (e) Maintain CPR's equipment and leasehold improvements in operating condition and in a good state of repair, wear and tear excepted, and make any and all replacements, additions and improvements thereto as are necessary for the operation of CPR's business; and maintain and cause CPR to comply at all times with all franchises, licenses, permits and leases held by CPR or to which it is a party and not remove the equipment outside the jurisdiction of the State of Israel except subject to sufficient notice to Holder and execution of the required documents to allow a security interest on the equipment in the jurisdiction to which it is removed;

     (f) Maintain insurance coverage for Maker, CPRC and CPR from financially sound and reputable insurers approved by Holder, naming Holder as an additional insured, in at least such amounts, with no more than such deductibles and relating to at least such losses and liabilities, including without limitation, business interruption, property damage from theft, fraud, fire and explosions, and liability arising from "errors and omissions", as are currently in effect, and, in addition, maintain the insurance coverage required under the lease agreements;

     (g) Invest, either by cash, contribution or by reinvestment of CPR's net profits, after tax at least US$1,500,000 during each calendar year for use by CPR as working capital;

In addition, for so long as any amounts of principal or interest due under this Note remain outstanding, Maker shall not, and shall not permit CPRC or CPR to:

     (a) Transfer, sell, pledge or encumber in any way any material tangible assets without prior notice to Holder and Holder's consent or transfer, sell, pledge or encumber in any way any intangible assets (including know-how) other than in the ordinary course and provided that such transfer, sale or encumbrance shall not be fraudulent as to the Holder in any way;

     (b) Enter into any material agreements which shall constitute an obligation having financial consequences or incurring any liability (other than under (c) below) other than in the ordinary course (it is herein stipulated that development agreements for reasonable duration and under reasonable terms shall be deemed to be in the ordinary course unless shown otherwise) and provided such agreements are not fraudulently made as to the Holder.

     (c) Borrow any funds from banks or other third parties (other than Permitted Subordinated Debt as defined below, which shall be subordinate to the obligations to Holder under the Note, provided that payments of principal of and interest on such loans may be made as and when due thereunder so long as no event of default under

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this Note shall have occurred and be continuing, and canceled in the event
Holder exercise on the interests in CPR and CPRC provided as collateral) other than with prior notice to Holder and Holder's written consent (if such loans do not materially affect the "asset base"/"equity" of CPR they shall have Holder's consent and be deemed to be reasonable unless Holder shall demonstrate otherwise) or provide any security or guaranty for any obligation of any other person, firm or entity; or

     (d) Place liens, pledges or security interests ("Encumbrances") on any of its assets, or permit or suffer any Encumbrances to be placed on any assets of CPRC or CPR, except: (i) Encumbrances created under the Mortgage; (ii) Encumbrances on assets acquired or leased subject to purchase money security interests, title retention or conditional sales agreements, financial or other leases or similar financing arrangements; (iii) material men's liens, mechanics' liens and other similar liens arising by operation of law in respect of amounts owed to persons or entities that are not Affiliates.

  The term "Permitted Subordinated Debt" means loans made to (i) CPR by any partner thereof, (ii) CPRC by any shareholder thereof and (iii) Maker by any shareholder thereof, in each case pursuant to written agreements which shall provide that such loans are expressly subordinated in right of payment to Maker's obligations and Holder's rights hereunder, provided that the intent of such Note is not to violate any of the terms of this Note including Clause (g) herein.

  This Note and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the internal laws of the State of Israel without any suit, action or proceeding in connection with, or enforcement of, this Note, Maker submits to the non-exclusive jurisdiction of the courts of the State of Israel, expressly waives all objections it may have as to venue in any of such courts or any claim of inconvenient forum and agrees that nothing herein shall affect the right of Holder to effect service of process in any other manner permitted by law. In the event of any action to enforce this Note Holder may collect costs and attorney's fees against the collateral subject to this Note or the Mortgage.

  The obligations of Maker hereunder shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever based upon the invalidity, illegality or unenforceability of any other agreements between Maker and Holder.

  This Note shall be binding upon Maker and its successors or assigns provided that Maker shall not assign its obligations under this Note without the express written consent of Holder, which may be withheld or denied in its sole discretion.

  The invalidity or unenforceability of any provision of this Note shall not affect the other provisions hereof and the remaining provisions of this Note shall remain operative and in full force and effect.

  This Note may not be assigned by the Holder to any entity or person other to an affiliate of Clal Industries, Ltd.

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IN WITNESS WHEREOF, the undersigned has cause this Note to be executed and delivered as of the date and year first above written.


                                             PRI RESEARCH, INC.

                                             By: /s/Kenneth I. Sawyer
                                                ------------------------------
                                                            , President

Attest: /s/Dennis S. O'Connor                (SEAL)
       -----------------------------
                 , Secretary

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